SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2002

XML - GLOBAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-23391 (Commission file number)	84-1434313 (IRS Employer Identification No.)

1818 Cornwall Avenue, Suite 9, Vancouver, British Columbia, Canada  V6J 1C7
(Address of principal executive offices)                                (Zip Code)

Registrant's telephone number, including area code: (800) 201-1848

_____________________________________________________
(Former name or former address, if changed since last report)

ITEM 2:      ACQUISITION OF ASSETS

       On August 23, 2002, XML - Global Technologies, Inc. (the "Company") consummated two concurrent transactions.

       First, the Company consummated an Asset Purchase and Sale Agreement (the "Asset Purchase Agreement") with VertaPort, Inc., a Delaware corporation ("VertaPort") pursuant to which VertaPort transferred and assigned to the Company and the Company purchased certain intellectual property rights and related assets (the "Assets"). The Assets consisted of certain technology, including trade secrets, intellectual property rights and software which had been developed by VertaPort in connection with its XML-based technology, as well as related documentation, VertaPort's website, its domain name and other related intellectual property rights. VertaPort's principal product acquired by the Company is an XML switch which the Company feels can be integrated with its other product offerings.

        In consideration of the Assets, the Company has agreed to issue to VertaPort an aggregate of 7,000,000 shares of Common Stock together with Class A Warrants exercisable to purchase an additional 7,000,000 shares of Common Stock at an exercise price of $0.50 per share and Class B Warrants exercisable to purchase an additional 2,500,000 shares of Common Stock at an exercise price of $1.00 per share. Of the purchase price, fifty percent (50%) of the securities issuable to VertaPort in consideration of the Assets were subject to a holdback (3,500,000 shares of Common Stock, Class A Warrants exercisable to purchase 3,500,000 shares of Common Stock and Class B Warrants exercisable to purchase 1,250,000 shares of Common Stock). The securities subject to the holdback will be delivered to VertaPort upon VertaPort's completion of certain deliverables described in the Asset Purchase Agreement.

       It is the Company's present intention to hold the Assets for development and integration into its suite of products.

       The purchase of the Assets does not constitute the acquisition of a significant subsidiary within the meaning of Item 310 of Regulation SB and accordingly the Company will not be filing audited financial statements or pro forma financial information with respect to the purchase.

ITEM 5:      OTHER EVENTS

       Concurrently with the consummation of the Asset Purchase Agreement with VertaPort, the Company closed upon a Common Stock and Warrant Purchase Agreement with Paradigm Millennium Fund, L.P. (the "Purchase Agreement" and "Paradigm Millennium Fund," respectively). Under the terms of the Purchase Agreement, the Company has sold to Paradigm Millennium Fund an aggregate of 10,000,000 shares of Common Stock and Class A Warrants exercisable to purchase an additional 6,000,000 shares of Common Stock at an exercise price of $0.50 per share, all for an aggregate consideration of $2,000,000. At the closing, the Company consummated the sale of one-half of the securities (5,000,000 shares of Common Stock and Class A Warrants exercisable to purchase an additional 3,000,000 shares of Common Stock) in consideration of net proceeds of $915,000 (net of placement agent commissions and non-accountable expense allowance in the amount of $85,000). The balance of the financing will be completed upon the delivery by VertaPort of a legal opinion required by VertaPort under the provisions of the Asset Purchase Agreement described above, but in no event later than September 30, 2002. Upon completion of the funding, the Company will deliver the balance of 5,000,000 shares of Common Stock and Class A Warrants exercisable to purchase an additional 3,000,000 shares of Common Stock in consideration of payment of the net purchase price in the amount of $915,000 (net of placement agent fees and non-accountable expense allowance described above).

       VertaPort is a portfolio company of the Paradigm Group, an affiliate of Paradigm Millennium Fund; and the Company's completion of the funding with Paradigm Millennium Fund was contingent upon the consummation of the Asset Purchase Agreement with VertaPort.

ITEM 7:      EXHIBITS
(a)	Exhibits
	Item	Title
	1.1	Asset Purchase and Sale Agreement dated as of August 23, 2002 between VertaPort, Inc. and XML - Global Technologies, Inc.
	1.2	Blanket Conveyance, Bill Of Sale And Assignment
	1.3	Common Stock And Warrant Purchase Agreement Between XML - Global Technologies, Inc. And Paradigm Millennium Fund, L.P.
	1.4	Registration Rights Agreement dated as of August 23, 2002 between XML - Global Technologies, Inc. and Paradigm Millennium Fund, L.P.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
XML - GLOBAL TECHNOLOGIES, INC.
Date: September 4, 2002	By: /s/ Peter Shandro Peter Shandro, Chief Executive Officer